EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

State
of
Subsidiary	Incorporation
593HR, Inc.	TN

Bellaire Medical Plaza SPE, LLC	DE

Chippenham Medical Offices SPE, LLC	DE

Durham Medical Office Building, Inc.	TX

Healthcare Acquisition of Texas, Inc.	AL

Healthcare Realty Services Incorporated	AL

HR — Farmington, LLC	MI

HR — Novi, LLC	MI

HR Acquisition I Corporation	MD

HR Acquisition of Alabama, Inc.	AL

HR Acquisition of Pennsylvania, Inc.	PA

HR Acquisition of San Antonio, Ltd.	AL

HR Acquisition of Virginia Limited Partnership	AL

HR Assets, Inc. (inactive)	TX

HR Assets, LLC	DE

HR Interests, Inc.	TX

HR of Bay View, Inc.	AL

HR of Bonita Bay, Ltd.	AL

HR of California, Inc.	AL

HR of Cape Coral, Ltd.	AL

HR of Conway, Inc.	AL

HR of Kingsport, Inc.	AL

State
of
Subsidiary	Incorporation
HR of Las Vegas, Ltd.	AL

HR of Los Angeles, Inc.	AL

HR of Los Angeles, Ltd.	AL

HR of Massachusetts, Inc.	AL

HR of San Antonio, Inc.	TX

HR of Sarasota, Ltd.	AL

HR of South Carolina, Inc.	AL

HRT Holdings, Inc.	DE

HRT of Alabama, Inc.	AL

HRT of Delaware, Inc.	DE

HRT of Illinois, Inc.	DE

HRT of Louisiana, Inc.	LA

HRT of Mississippi, Inc.	DE

HRT of Roanoke, Inc.	VA

HRT of Tennessee, Inc.	TN

HRT of Virginia, Inc.	VA

HRT Properties of Texas, Ltd.	TX

Johnston-Willis Medical Offices SPE, LLC	DE

K-S Building SPE, LLC	DE

Pasadena Medical Plaza SSJ Ltd.	FL

Pennsylvania HRT, Inc.	PA

Property Technology Services, Inc.	TN

San Antonio SSP, Ltd.	TX

Southwest General Medical Building (TX) SPE, LLC	DE